Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-248443, 333-230172 and 333-211397) and Form S-8 (Nos. 333-223599, 333-222474 and 333-184707) of MPLX LP of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
February 26, 2021